MICHAEL POLLACK CPA

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

I have issued my report dated January 23, 2006, accompanying the financial statements of Computer Tech Services, Inc., a development stage company, on Form SB-2 as of December 31, 2005, with cumulative totals since the company’s inception. I hereby consent to the incorporation by reference of said report and to the reference to my firm under the caption “Experts” on the Registration Statement of Computer Tech Services, Inc., a development stage company, on Form SB-2.

Signed,

/s/ Michael Pollack

Michael Pollack CPA

February 21, 2006